UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/19/2008

First Data Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 South Quebec Street
Greenwood Village, Colorado 80111
(Address of principal executive offices, including zip code)

(303) 967-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On September 19, 2008, First Data Corporation announced that an affiliate of Lehman Brothers Holdings Inc. provides a commitment in the amount of $230.6 million of our $2 billion revolving credit facility. On September 15, 2008, Lehman Brothers Holdings Inc. filed a petition under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. On September 18, 2008, the affiliate declined to participate in a request for funding under our revolving credit agreement and we have no assurances that they will participate in any future funding requests or that we could obtain replacement loan commitments from other banks.   In the event we decide to draw upon the revolving credit facility and the affiliate of Lehman doesn't fund its obligation in accordance with the credit agreement, we believe we have sufficient other funding sources to meet our short-term and long-term liquidity needs.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: September 19, 2008	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary